 CUSIP No. 69073F103                  13-G                   Page  7 of  9 Pages

                            EXHIBIT 1 TO SCHEDULE 13G
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                                NOVEMBER 10, 2000
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               MORGAN STANLEY DEAN  WITTER & CO. and MILLER ANDERSON & SHERRERD,

               LLP hereby  agree that, unless  differentiated, this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Dennine Bullard
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            Dennine Bullard / Morgan Stanley & Co.  Incorporated

            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
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            Paul A. Frick / Vice President Miller Anderson & Sherrerd, LLP



* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).